EXHIBIT 15

                         ACKNOWLEDGMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
                  REGARDING INDEPENDENT AUDITORS' REVIEW REPORT



The Board of Directors
LaserSight Incorporated:

With respect to the registration statements on Form S-8 (nos. 33-96390, 33-52170, 333-16817, 333-16823, 333-62587, 333-62591, 333-84073, 333-84075, and
333-42662) and on Form S-3 (nos. 333-2198, 333-25237, 333-36655, 333-36837,
333-59369, 333-68495, 333-77825, 333-35822, 333-46470 and 333-62634) of
LaserSight Incorporated, we acknowledge our awareness of the use therein of our report dated July 27, 2001 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


                                        /s/KPMG LLP

St. Louis, Missouri
August 14, 2001